UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2015

Lumentum Holdings Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36861	47-3108385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 North McCarthy Boulevard, Milpitas, CA	95035
(Address of Principal Executive Offices)	(Zip Code)

(408) 546-5483

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On November 10, 2015, Lumentum Holdings Inc. (the “Company”) filed a Notification of Late Filing on Form 12b-25 (the “Form 12b-25”) with the Securities and Exchange Commission (“SEC”) pertaining to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 26, 2015 (the “Form 10-Q”). The Company has determined that it would not be able to file the Form 10-Q within the five-day extension period permitted under the rules of the Securities and Exchange Commission (the “Extension Period”).

The Company commenced operations as an independent, publicly-traded company pursuant to the distribution by Viavi Solutions Inc. (“Viavi”) of a portion of the Company’s shares to Viavi’s stockholders effective August 1, 2015 (the “Separation”). As a result of delays in completing the carve-out financials for the five-week stub period prior to the Separation while the Company was still an operating segment of Viavi, as described in the Form 12b-25, the Company was unable to complete the review procedures necessary to file the Form 10-Q within the Extension Period. The Company expects to file the Quarterly Report on November 17, 2015.

The information in this Current Report on Form 8-K is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMENTUM HOLDINGS INC.

	By:	/s/ Aaron Tachibana

	Name:	Aaron Tachibana
	Title:	Chief Financial Officer
November 16, 2015

3